Pricing Supplement (To the Prospectus dated September 21, 2005 and Prospectus Supplement dated November 1, 2006)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-126811 May 21, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•      Issuer: Barclays Bank PLC

•      Issue date: May 24, 2007

•      Initial valuation date: May 21, 2007

•      Final valuation date: November 19, 2007

•      Maturity date: November 23, 2007

•      Final price: Closing price of the linked share on the final valuation date.

•      Protection price: The protection level multiplied by the initial price.

•      Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•      Initial public offering price: 100%

•      Tax allocation of coupon rate:

Deposit income*: 5.15%

Put premium: The coupon rate minus the deposit income.

•      Business day convention: Modified following.

•      Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Countrywide Financial Corporation	$40.75	PS-6	CFC	$1,250,000	11.50%	75.00%	98.375%	$1,229,688	1.625%	$20,312.50	E-616	06738C6G9/ US06738C6G93
Jetblue Airways Corporation	$10.69	PS-8	JBLU	$1,250,000	14.25%	70.00%	98.375%	$1,229,688	1.625%	$20,312.50	E-617	06738C6H7/ US06738C6H76
Whole Foods Market, Inc.	$39.74	PS-10	WFMI	$1,250,000	10.50%	75.00%	98.625%	$1,232,813	1.375%	$17,187.50	E-618	06738C6J3/ US06738C6J33
IndyMac Bancorp, Inc.	$32.83	PS-12	IMB	$1,250,000	16.75%	70.00%	98.375%	$1,229,688	1.625%	$20,312.50	E-619	06738C6K0/ US06738C6K06
BHP Billiton Limited	$51.56	PS-14	BHP	$1,250,000	10.00%	80.00%	98.625%	$1,232,813	1.375%	$17,187.50	E-620	06738C6L8/ US06738C6L88
Lehman Brothers Holdings Inc.	$73.31	PS-16	LEH	$1,500,000	10.25%	80.00%	98.625%	$1,479,375	1.375%	$20,625.00	E-621	06738C6M6/ US06738C6M61

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Countrywide Financial Corporation

According to publicly available information, Countrywide Financial Corporation (the “Company”) is a holding company which, through its subsidiaries is engaged in mortgage lending and other real estate finance-related businesses, including mortgage banking, banking and mortgage warehouse lending, dealing in securities and insurance underwriting.

It manages its business through five business segments—Mortgage Banking, Banking, Capital Markets, Insurance and Global Operations. Mortgage banking is its core business, generating 48% of the Company’s pre-tax earnings in 2006. Its other segments generated the following percentages of its pre-tax earnings in 2006: Banking—32%; Capital Markets—13%; Insurance—6%; and Global Operations—1%.

The linked share’s SEC file number is 1-8422.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$12.30	$9.51	$11.47
September 28, 2001	$11.56	$9.35	$10.98
December 31, 2001	$12.18	$9.58	$10.24
March 29, 2002	$11.36	$9.40	$11.19
June 28, 2002	$12.58	$10.96	$12.06
September 30, 2002	$13.75	$9.88	$11.79
December 31, 2002	$13.25	$10.59	$12.91
March 31, 2003	$14.68	$12.62	$14.38
June 30, 2003	$19.68	$14.43	$17.39
September 30, 2003	$19.83	$15.88	$19.57
December 31, 2003	$27.27	$19.38	$25.28
March 31, 2004	$32.41	$23.13	$31.97
June 30, 2004	$36.27	$27.20	$35.13
September 30, 2004	$39.83	$32.75	$39.39
December 31, 2004	$39.93	$30.30	$37.01
March 31, 2005	$38.65	$31.19	$32.46
June 30, 2005	$40.31	$30.54	$38.61
September 30, 2005	$39.64	$32.38	$32.98
December 30, 2005	$36.74	$29.35	$34.19
March 31, 2006	$37.23	$31.86	$36.70
June 30, 2006	$43.67	$35.93	$38.08
September 29, 2006	$39.99	$32.20	$35.04
December 29, 2006	$43.09	$34.50	$42.45
March 30, 2007	$45.19	$33.13	$33.64
May 18, 2007*	$42.24	$32.32	$41.25

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 18, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CFC

Initial price: $41.25

Protection level: 75.00%

Protection price: $30.94

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.242424

Coupon: 11.50% per annum

Maturity: November 23, 2007

Dividend yield: 1.48% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.74%
+ 90%	5.75%		90.74%
+ 80%	5.75%		80.74%
+ 70%	5.75%		70.74%
+ 60%	5.75%		60.74%
+ 50%	5.75%		50.74%
+ 40%	5.75%		40.74%
+ 30%	5.75%		30.74%
+ 20%	5.75%		20.74%
+ 10%	5.75%		10.74%
+ 5%	5.75%		5.74%

0%	5.75%		0.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.26%
- 10%	5.75%	-4.25%	-9.26%
- 20%	5.75%	-14.25%	-19.26%
- 30%	N/A	-24.25%	-29.26%
- 40%	N/A	-34.25%	-39.26%
- 50%	N/A	-44.25%	-49.26%
- 60%	N/A	-54.25%	-59.26%
- 70%	N/A	-64.25%	-69.26%
- 80%	N/A	-74.25%	-79.26%
- 90%	N/A	-84.25%	-89.26%
- 100%	N/A	-94.25%	-99.26%

Jetblue Airways Corporation

According to publicly available information, Jetblue Airways Corporation (the “Company”) is a low-cost passenger airline that provides high-quality customer service at low fares primarily on point-to-point routes. As of February 14, 2007, the Company operated a total of 502 daily flights. The Company currently serves 50 destinations in 21 states, Puerto Rico, Mexico and the Caribbean. For the year ended December 31, 2006, the Company was the 8th largest passenger carrier in the United States based on revenue passenger miles.

The linked share’s SEC file number is 000-49728.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	$16.34	$11.10	$13.50
September 30, 2002	$14.39	$10.67	$11.95
December 31, 2002	$12.59	$8.81	$12.00
March 31, 2003	$13.32	$10.29	$12.32
June 30, 2003	$19.02	$12.11	$18.80
September 30, 2003	$27.82	$18.36	$27.10
December 31, 2003	$31.43	$16.97	$17.68
March 31, 2004	$19.58	$13.53	$16.86
June 30, 2004	$20.66	$16.01	$19.59
September 30, 2004	$19.58	$13.40	$13.95
December 31, 2004	$17.54	$13.25	$15.48
March 31, 2005	$15.64	$11.37	$12.69
June 30, 2005	$15.63	$12.04	$13.63
September 30, 2005	$15.23	$11.39	$11.73
December 30, 2005	$16.85	$11.34	$15.38
March 31, 2006	$14.91	$9.65	$10.72
June 30, 2006	$12.92	$8.93	$12.14
September 29, 2006	$12.65	$9.23	$9.27
December 29, 2006	$15.60	$9.15	$14.20
March 30, 2007	$17.02	$11.33	$11.51
May 18, 2007*	$12.08	$9.72	$10.69

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 18, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JBLU

Initial price: $10.69

Protection level: 70.00%

Protection price: $7.48

Physical delivery amount: 93 ($1,000/Initial price)

Fractional shares: 0.545370

Coupon: 14.25% per annum

Maturity: November 23, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		100.00%
+ 90%	7.125%		90.00%
+ 80%	7.125%		80.00%
+ 70%	7.125%		70.00%
+ 60%	7.125%		60.00%
+ 50%	7.125%		50.00%
+ 40%	7.125%		40.00%
+ 30%	7.125%		30.00%
+ 20%	7.125%		20.00%
+ 10%	7.125%		10.00%
+ 5%	7.125%		5.00%

0%	7.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-5.00%
- 10%	7.125%	-2.875%	-10.00%
- 20%	7.125%	-12.875%	-20.00%
- 30%	7.125%	-22.875%	-30.00%
- 40%	N/A	-32.875%	-40.00%
- 50%	N/A	-42.875%	-50.00%
- 60%	N/A	-52.875%	-60.00%
- 70%	N/A	-62.875%	-70.00%
- 80%	N/A	-72.875%	-80.00%
- 90%	N/A	-82.875%	-90.00%
- 100%	N/A	-92.875%	-100.00%

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products. As of September 24, 2006, the Company operated 186 stores organized into 11 geographic operating regions, each with its own leadership team: 177 stores in 31 U.S. states and the District of Columbia; three stores in Canada; and six stores in the United Kingdom.

The Company was founded in 1978 and is based in Austin, Texas and conducts business through various wholly-owned subsidiaries. The Company and its subsidiaries operate in one reportable segment, natural and organic foods supermarkets.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$14.71	$9.73	$13.55
September 28, 2001	$17.94	$12.75	$15.71
December 31, 2001	$23.25	$14.82	$21.78
March 29, 2002	$23.75	$18.75	$22.85
June 28, 2002	$25.59	$20.71	$24.11
September 30, 2002	$24.80	$17.74	$21.42
December 31, 2002	$27.30	$20.26	$26.37
March 31, 2003	$29.09	$22.39	$27.82
June 30, 2003	$31.12	$23.27	$23.77
September 30, 2003	$28.12	$22.89	$27.59
December 31, 2003	$33.82	$27.60	$33.57
March 31, 2004	$39.62	$32.96	$37.48
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
May 18, 2007*	$48.06	$38.38	$39.74

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 18, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $39.74

Protection level: 75.00%

Protection price: $29.81

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.163563

Coupon: 10.50% per annum

Maturity: November 23, 2007

Dividend yield: 1.66% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.83%
+ 90%	5.25%		90.83%
+ 80%	5.25%		80.83%
+ 70%	5.25%		70.83%
+ 60%	5.25%		60.83%
+ 50%	5.25%		50.83%
+ 40%	5.25%		40.83%
+ 30%	5.25%		30.83%
+ 20%	5.25%		20.83%
+ 10%	5.25%		10.83%
+ 5%	5.25%		5.83%

0%	5.25%		0.83%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.17%
- 10%	5.25%	-4.75%	-9.17%
- 20%	5.25%	-14.75%	-19.17%
- 30%	N/A	-24.75%	-29.17%
- 40%	N/A	-34.75%	-39.17%
- 50%	N/A	-44.75%	-49.17%
- 60%	N/A	-54.75%	-59.17%
- 70%	N/A	-64.75%	-69.17%
- 80%	N/A	-74.75%	-79.17%
- 90%	N/A	-84.75%	-89.17%
- 100%	N/A	-94.75%	-99.17%

IndyMac Bancorp, Inc.

According to publicly available information, IndyMac Bancorp, Inc. (the “Company”) is the holding company for IndyMac Bank, F.S.B., a $29 billion hybrid thrift/mortgage bank, headquartered in Pasadena, California (“Indymac Bank”). IndyMac Bank, operating as a hybrid thrift/mortgage banker, provides financing for the acquisition, development, and improvement of single-family homes. The Company also provides financing secured by single-family homes and other banking products. The Company facilitates the acquisition, development, and improvement of single-family homes through its e-MITS(R) (Electronic Mortgage Information and Transaction System) platform that automates underwriting, risk-based pricing and rate locking on a nationwide basis via the Internet at the point of sale.

The linked share’s SEC file number is 1-8972.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$30.00	$21.69	$26.80
September 28, 2001	$28.92	$21.37	$27.11
December 31, 2001	$28.95	$20.00	$23.38
March 29, 2002	$25.95	$21.97	$24.70
June 28, 2002	$26.89	$22.16	$22.68
September 30, 2002	$23.85	$17.65	$19.27
December 31, 2002	$20.20	$16.14	$18.49
March 31, 2003	$20.51	$17.65	$19.45
June 30, 2003	$26.94	$19.00	$25.42
September 30, 2003	$27.33	$21.17	$23.17
December 31, 2003	$31.97	$23.20	$29.79
March 31, 2004	$36.86	$29.30	$36.29
June 30, 2004	$37.44	$29.21	$31.60
September 30, 2004	$37.01	$30.83	$36.20
December 31, 2004	$38.10	$30.90	$34.45
March 31, 2005	$39.15	$32.84	$34.00
June 30, 2005	$43.44	$33.04	$40.73
September 30, 2005	$46.25	$37.46	$39.58
December 30, 2005	$40.50	$34.41	$39.02
March 31, 2006	$43.24	$37.71	$40.93
June 30, 2006	$50.50	$40.44	$45.85
September 29, 2006	$47.24	$37.15	$41.16
December 29, 2006	$48.14	$40.35	$45.16
March 30, 2007	$45.78	$26.28	$32.05
May 18, 2007*	$33.34	$28.37	$31.80

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 18, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IMB

Initial price: $31.80

Protection level: 70.00%

Protection price: $22.26

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.446541

Coupon: 16.75% per annum

Maturity: November 23, 2007

Dividend yield: 6.04% per annum

Coupon amount per monthly: $13.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.375%		103.02%
+ 90%	8.375%		93.02%
+ 80%	8.375%		83.02%
+ 70%	8.375%		73.02%
+ 60%	8.375%		63.02%
+ 50%	8.375%		53.02%
+ 40%	8.375%		43.02%
+ 30%	8.375%		33.02%
+ 20%	8.375%		23.02%
+ 10%	8.375%		13.02%
+ 5%	8.375%		8.02%

0%	8.375%		3.02%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.375%	3.375%	-1.98%
- 10%	8.375%	-1.625%	-6.98%
- 20%	8.375%	-11.625%	-16.98%
- 30%	8.375%	-21.625%	-26.98%
- 40%	N/A	-31.625%	-36.98%
- 50%	N/A	-41.625%	-46.98%
- 60%	N/A	-51.625%	-56.98%
- 70%	N/A	-61.625%	-66.98%
- 80%	N/A	-71.625%	-76.98%
- 90%	N/A	-81.625%	-86.98%
- 100%	N/A	-91.625%	-96.98%

BHP Billiton Limited

According to publicly available information, BHP Billiton Limited (the “Company”) is the world’s largest diversified resources group with a combined market capitalisation of approximately US$122.8 billion as of 30 June 2006. Since June 2001, the company has operated under a Dual Listed Companies (DLC) structure. Under the DLC structure, the two parent companies, BHP Billiton Limited (formerly BHP Limited, and before that The Broken Hill Proprietary Company Limited) and BHP Billiton Plc (formerly Billiton Plc) operate as a single economic entity, run by a unified Board and management team. BHP Billiton Limited was incorporated in 1885 and is registered in Australia with ABN 49 004 028 077. BHP Billiton Plc was incorporated in 1996 and is registered in England and Wales with registration number 3196209.

The company divides its business into seven business units :

•	Petroleum, which explores for, produces, processes and markets hydrocarbons including oil, gas and liquefied natural gas

•	Aluminium, which explores for and mines bauxite and processes and markets aluminium and alumina

•	Base Metals, which explores for, mines, processes and markets copper, silver, zinc, lead, uranium, and copper by-products including gold and molybdenum

•	Carbon Steel Materials, which explores for, mines, processes and markets metallurgical coal, iron ore and manganese used in the production of carbon steel

•	Diamonds and Specialty Products, which explores for and mines diamonds and titanium minerals, and also includes our recently-sold fertiliser operations

•	Energy Coal, which explores for, mines, processes and markets energy coal for use in electricity generation

•	Stainless Steel Materials, which explores for, mines, processes and markets nickel, which is used in the production of stainless steel.

In addition to the seven business units, the Company also has a minerals exploration group, a technology group and a freight, transport and logistics operation.

The linked share’s SEC file number is 001-09526.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$11.43	$8.86	$10.02
September 28, 2001	$10.74	$7.19	$8.18
December 31, 2001	$10.94	$8.14	$10.19
March 29, 2002	$12.32	$10.32	$11.65
June 28, 2002	$12.30	$10.66	$11.23
September 30, 2002	$12.04	$8.90	$9.75
December 31, 2002	$11.67	$9.60	$11.50
March 31, 2003	$11.85	$10.27	$11.10
June 30, 2003	$12.39	$10.80	$11.59
September 30, 2003	$15.00	$11.30	$14.18
December 31, 2003	$18.49	$14.08	$18.26
March 31, 2004	$20.09	$16.63	$18.78
June 30, 2004	$19.46	$15.58	$17.52
September 30, 2004	$20.89	$17.38	$20.75
December 31, 2004	$24.38	$19.80	$24.02
March 31, 2005	$31.00	$22.59	$27.98
June 30, 2005	$28.85	$23.46	$27.30
September 30, 2005	$34.46	$27.10	$34.18
December 30, 2005	$33.90	$29.25	$33.42
March 31, 2006	$40.35	$33.48	$39.85
June 30, 2006	$50.74	$35.83	$43.07
September 29, 2006	$44.67	$34.75	$37.88
December 29, 2006	$44.34	$35.79	$39.75
March 30, 2007	$48.80	$36.88	$48.45
May 18, 2007*	$53.75	$48.08	$51.10

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 18, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BHP

Initial price: $51.10

Protection level: 80.00%

Protection price: $40.88

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.569472

Coupon: 10.00% per annum

Maturity: November 23, 2007

Dividend yield: 1.49% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.75%
+ 90%	5.00%		90.75%
+ 80%	5.00%		80.75%
+ 70%	5.00%		70.75%
+ 60%	5.00%		60.75%
+ 50%	5.00%		50.75%
+ 40%	5.00%		40.75%
+ 30%	5.00%		30.75%
+ 20%	5.00%		20.75%
+ 10%	5.00%		10.75%
+ 5%	5.00%		5.75%

0%	5.00%		0.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.25%
- 10%	5.00%	-5.00%	-9.25%
- 20%	5.00%	-15.00%	-19.25%
- 30%	N/A	-25.00%	-29.25%
- 40%	N/A	-35.00%	-39.25%
- 50%	N/A	-45.00%	-49.25%
- 60%	N/A	-55.00%	-59.25%
- 70%	N/A	-65.00%	-69.25%
- 80%	N/A	-75.00%	-79.25%
- 90%	N/A	-85.00%	-89.25%
- 100%	N/A	-95.00%	-99.25%

Lehman Brothers Holdings Inc.

According to publicly available information, Lehman Brothers Holdings Inc. (“the Company”) is a Delaware corporation, incorporated on December 29, 1983. The Company serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. The Company is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, the Company is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

The Company’s principal business activities are capital markets, investment banking and investment management.

The linked share’s SEC file number is 001-09466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$41.45	$27.00	$38.88
September 28, 2001	$38.50	$21.93	$28.43
December 31, 2001	$36.10	$27.75	$33.40
March 29, 2002	$34.95	$26.80	$32.32
June 28, 2002	$33.67	$28.01	$31.26
September 30, 2002	$31.85	$23.60	$24.53
December 31, 2002	$32.00	$21.24	$26.65
March 31, 2003	$30.38	$25.08	$28.88
June 30, 2003	$38.13	$28.86	$33.24
September 30, 2003	$35.93	$30.05	$34.54
December 31, 2003	$38.85	$33.90	$38.61
March 31, 2004	$44.86	$38.47	$41.44
June 30, 2004	$42.12	$34.83	$37.63
September 30, 2004	$40.42	$33.63	$39.86
December 31, 2004	$44.65	$38.21	$43.74
March 31, 2005	$48.47	$42.71	$47.08
June 30, 2005	$49.96	$42.96	$49.64
September 30, 2005	$58.97	$48.97	$58.24
December 30, 2005	$66.58	$51.87	$64.09
March 31, 2006	$74.79	$62.92	$72.27
June 30, 2006	$78.85	$58.38	$65.15
September 29, 2006	$74.64	$59.25	$73.86
December 29, 2006	$78.88	$71.08	$78.12
March 30, 2007	$86.18	$68.07	$70.07
May 18, 2007*	$79.20	$68.60	$72.40

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 18, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LEH

Initial price: $72.40

Protection level: 80.00%

Protection price: $57.92

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.812155

Coupon: 10.25% per annum

Maturity: November 23, 2007

Dividend yield: 0.74% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.37%
+ 90%	5.125%		90.37%
+ 80%	5.125%		80.37%
+ 70%	5.125%		70.37%
+ 60%	5.125%		60.37%
+ 50%	5.125%		50.37%
+ 40%	5.125%		40.37%
+ 30%	5.125%		30.37%
+ 20%	5.125%		20.37%
+ 10%	5.125%		10.37%
+ 5%	5.125%		5.37%

0%	5.125%		0.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.63%
- 10%	5.125%	-4.875%	-9.63%
- 20%	5.125%	-14.875%	-19.63%
- 30%	N/A	-24.875%	-29.63%
- 40%	N/A	-34.875%	-39.63%
- 50%	N/A	-44.875%	-49.63%
- 60%	N/A	-54.875%	-59.63%
- 70%	N/A	-64.875%	-69.63%
- 80%	N/A	-74.875%	-79.63%
- 90%	N/A	-84.875%	-89.63%
- 100%	N/A	-94.875%	-99.63%